Exhibit 10.3

English Translation of
Construction Agreement

Part 1 - Agreement

Full name of the tender: Tianjin Yayi Industrial Co., Ltd.
Full name of the contractor: Tianjin Jinghai Power Co., Ltd.

In accordance with "The People's Republic of China Contract Law", "The People's Republic of China Construction Law" and other relevant laws, administrative regulations, following the equality, voluntary, fair, sincere, and trustworthy principle, the two parties reach the following agreement:

I.

Project Overview
Project Name: 10KV-1250KVA substation installation
Project Location: Jinghai Road, Economic Development Zone of Tianjin Jinghai
Project content: substation capacity increase, substation installation
Project approval No.: Jin Jing 20100515001
Source of Funds: self-prepare

II.	Contract scope
1250KVA high capacity increase, high-high-voltage distribution device installation, cable busbar installation, trial before electricity transmission, operation.

III.	Contract Period:
Starting Date: August 16, 2010
Completion date: October 31, 2010
The total contract duration of 75 calendar days

IV.	Quality Standards
Project quality standard: good

V.	Contract price
Amount (capital): Five Million (RMB) ¥ 5,000,000

VI.	Settlement

Within 7 days after signing the contract, advance payment RMB 1 million which is 20% of the contract price shall be paid;
After starting the project, the second payment of RMB2.5 million which is 60% of the contract price shall be paid;
After the project is completed and accepted, the remaining payment RMB1.5 million, which is 20% of the contract price shall be paid.

The payments shall be made through bank transfer.

VII.	The contractor agrees to conduct the construction in accordance with the agreements in the contract hereof, and take responsibility of maintenance during the quality warranty period.

VIII.	The tender shall be in accordance with contractual commitments to fulfill the contract payment and other payments.

IX.	Contract commencement

Contract Date: May 25, 2010
Contract Location: No.9 Xingguang Road, Northern Industrial Park of Zhongbei Town, Xiqing District, Tianjin
Both parties agrees on this contract shall become effective after signing.

Tianjin Yayi Industrial Co., Ltd. (Company Seal)
Tianjin Jinghai Power Co., Ltd. (Company Seal)

Part 2 - Special terms

1.	The definition of terms and contract documents

2.	The composition of contract documents and the sequence for interpretation To implement Article 2 of Generic Terms

3	Language and applicable laws, standards and regulations

	3.1	The contract is only in Chinese

	3.2	Applicable laws and regulations Power laws and regulations

3.3	Applicable standards, norms

Applicable standards, specifications: power industry standards

The time when the tender provides the standards and specifications: before contract signing

Agreement not corresponding with national standards and norms: to implement Article 3.3 of Generic Terms

4.	Drawings

	4.1	Date when the tender provides the contractor the drawings: May 25, 2010 Requirements for using foreign drawings and cost bearing: N/A

5.

Engineers

5.1

Engineers assigned by the supervision company

Name: N/A                                Title: N/A

Authority entrusted by the tender: N/A

Powers needing to obtain approval from the tender before exercising: N/A

5.2

The engineers assigned by the tender

Name: N/A                                Title: N/A

Authority: N/A

5.3

Authority of engineer without supervision function: N/A

6.

Project Manager

Name: N/A                                Title: N/A

7.

Responsibilities of the tender

7.1

The tender should complete the following responsibilities in accordance with the contracted time and period:

(1) The site meets the requirements for construction and the completion time: August 16, 2010

(2)The time when the necessary water, electricity and telecommunication lines connected to the construction site: August 16, 2010

(3) The time and requirements of construction site being able to access to public roads: N/A

(4) The time to provide engineering geology and underground pipeline information: N/A

(5) The time when the tender get all necessary certificates, approval documents ready: N/A

(6) Identification requirements for leveling point and coordination control points: N/A

(7) The time for drawings reviewing and completion: N/A

(8) Coordination work relating to around underground pipelines, adjacent buildings, structures (including heritage buildings), and protection of old trees: N/A

(9) Other work of the tender agreed by the two parties: N/A 8.2 Work entrusted to the tender by the contractor: N/A

9.

Responsibilities of the contractor

9.1

                     The contractor shall fulfill the following tasks within the contracted period and requirements:

(1) The submission time of design documents prepared by person from the contractor allowed by his qualification level and the business scope: N/A

(2) The submission of names and completion time for plans and reports: N/A

(3) Responsibility and requirement for construction security and lightening during daytime construction: to implement No. 9.1. (3) of Article 9 in the General Terms

(4) Requirement to provide the tender office and living facilities: N/A

(5) Procedures the contractor should take responsible for regarding the construction site traffic, sanitation and construction noise management: to implement No. 9.1. (5) of Article 9 in the General Terms.

(6) Special requirements for completed project protection and fees: The contractor shall be liable for.

(7) Requirements for the around underground pipelines, adjacent buildings, structures (including heritage buildings), and protection of old trees and the related fees: the contractor shall be liable for.

(8) The sanitation requirements or the construction site: to implement No. 9.1. (8) of Article 9 in the General Terms.

(9) Work entrusted to the contractor by the tender: N/A

Part 3   Design of construction and the schedule

10.

Schedule plan

10.1

The time for the Contractor to provide construction design and the schedule the time: N/A The time confirmed by engineers: N/A

10.2

The requirements of schedule for group works: N/A 13 Schedule delay

13.1

Other situations for schedule delay contracted by the two parties: Any delay happens should be notified 5 days in advance and settled through consultation by implementing the Article13.1 of General Terms

Part 4   Quality and acceptance

17.

Hidden projects and mid-term acceptance

17.1

The part for mid-term acceptance agreed by the two parties: N/A 19. Engineering test 19.5 Fees bearing for engineering test: N/A

Part 5  Construction safety

Part 6   Contract price and payment 23. Contract price and adjustment

23.2

The contract price is determined in accordance with Item VI in this contract.

(1)To use contract with fix price, the areas of risk contained in the contract price: N/A The calculation of risk cost: N/A

Contract price adjustment method outside of the areas of risk: N/A

(2) To use contract with adjustable price, the contract price adjustment method: N/A

(3) To use contract with cost plus remuneration, the agreement regarding the costs and remuneration: N/A

23.3

Other adjustment factors for contract price agreed by the two parties: N/A

24.

Advance payment

The ratio between advance payment and the total contract price: 20%

25.

Identification for project quantities

25.1

The time contractor submits report of completed project quantities to the engineers: within 30 days after the completion 26. Project payment (progress payment) The payment methods and time agreed by the two parties: bank transfer by the tender

Part VII Supply of materials and equipments

27.

The supply by the tender

27.4

If materials and equipments supplied by the tender have discrepancies with the list set in the contract, the responsibilities the tender shall take agreed by the two parties are as follows:

(1) Unit price of the materials has discrepancies with the list set in the contract: to implement Item 27.4 (1) of General Terms

(2) The species, size, type, quality level does not match with the list: to implement Item 27.4 (2) of General Terms

(3) The materials can be swapped by the contractor: to implement Item 27.4 (3) of General Terms

(4) The arrival location does not match with the list: to implement Item 27.4 (4) of General Terms

(5) The supplied amount does not match with the list: to implement Item 27.4 (5) of General Terms

(6) The delivery time list does not match with the list: to implement Item 27.4 (6) of General Terms

27.6

The settlement method for the supply of material and equipment by the tender: N/A

28.

The materials and equipment purchased by the contractor

28.1

The procurement for materials and equipment purchased by the contractor: N/A

Part 8   Project change

Part 9   Project completion, acceptance and settlement 32. Project completion and acceptance

32.1

The term agreed regarding the construction drawings provided by the contractor: submitted within one week after completion of the project

32.6

Mid-term completion scope and time: N/A

Part 10   Breach, claims and disputes 35. Breach

35.1

The liabilities for breach of contract by the tender are as follows:

The tender’s liabilities for breach of contract in Item No.24 of General Terms in this contract: N/A

The tender’s liabilities for breach of contract in Item No.26 (4) of General Terms in this contract: to implement Item 26(4) of General Terms The tender’s liabilities for breach of contract in Item No.33 (3) of General Terms in this contract: to implement Item 33(3) of General Terms Other breach responsibilities of the tender agreed by the two parties: N/A

35.2

The liabilities for breach of contract by the contractor are as follows:

The contractor’s liabilities for breach of contract in Item No.14 (2) of General Terms in this contract: the contractor shall be liable for all the loss caused to the tender.

The contractor’s liabilities for breach of contract in Item No.15 (1) of General Terms in this contract: the contractor shall be liable for all the loss caused to the tender.

Other breach liabilities of the contractor agreed by the two parties: N/A

37.

Disputes

37.1

The two parties agree, all disputes shall be solved by submitting to the higher authorities of both parties; should still no settlement be reached, take the second way to solve:

(1) Submit to Tianjin Arbitration Commission for arbitration.

(2)  Bring a lawsuit to the court

Part 11 Others

38.

Subcontract of the project

38.1

Project the tender agrees with any subcontract: N/A Sub-contracted company: N/A

39.	Force majeure

	39.1	The force majeure item agreed by the two parties: to implement Item 39 of General Terms

40.		Insurance

	40.6	The insurance content agreed by the two parties is as follows:

(1) Insurance for the tender: N/A

Insurance issues the tender entrust the contractor for: N/A (2) Insurance for the contractor: N/A

41.	Guaranty

41.3	The guaranty matters agreed by the two parties are as follows:

(1) The tender provides performance guarantees to the contractor in the way: N/A . Guaranty items are as the annex of this contract.

(2) The contractor provides performance guarantees to the tender in the way: N/A . Guaranty items are as the annex of this contract.

(3) Other guaranty matters agreed by the two parties: N/A

46.	No. of the contract copies

	46.1	The number of contract copies agreed by the two parties: 5 copies

47.	Supplementary items

	1.	Contracting methods: contract for both labor and materials

	2.	The final settlement is subject to the settlement price.